UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 14, 2007

GREAT LAKES BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14879	94-3078031
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2421 Main Street, Buffalo, New York	14214
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 961-1900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 14, 2007, Greater Buffalo Savings Bank, the operating subsidiary of Great Lakes Bancorp, Inc., and Cattaraugus County Bank entered into an agreement for the sale of Greater Buffalo’s two bank branches located in Lakewood and Dunkirk, New York to Cattaraugus. Cattaraugus will purchase the real property, improvements and equipment of the two branches for book value as of the month-end preceding the closing date and will assume the deposits of the branches, subject to the payment of a 3½% premium on core deposits as defined in the agreement.

A copy of this agreement is included as exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit
Number	Description
99.1	Purchase Agreement dated December 14, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES BANCORP, INC.

Date: December 19, 2007	By:	/s/ Michael J. Rogers
Michael J. Rogers
Executive Vice President and Chief Financial Officer
(Principal Financial and Principal Accounting Officer)

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